REGISTRATION NO. 333-52773-1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*


                                DANA CORPORATION
             (Exact name of Registrant as Specified in its Charter)


                 Virginia                                   34-4361040
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)

             4500 Dorr Street
                Toledo, Ohio                                  43615
 (Address of Principal Executive Offices)                  (Zip Code)


                       Echlin Inc. 1992 Stock Option Plan
            Echlin Inc. 1996 Non-Executive Director Stock Option Plan
                            (Full Title of the Plan)

                          Martin J. Strobel, Secretary
                                4500 Dorr Street
                               Toledo, Ohio 43615
                     (Name and Address of Agent for Service)

                                 (419) 535-4500
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE


----------------------------- ------------------------  ------------------  --------------------------  -----------------------
                                                        Proposed Maximum
Title Of Securities To Be                               Offering Price Per  Proposed Maximum Aggregate  Amount Of Registration
Registered                    Amount To Be Registered   Share               Offering Price              Fee
----------------------------- ------------------------  ------------------  --------------------------  -----------------------
Common Stock, $1.00 par
value, and related Preferred  1,776,567 shares          N/A**               N/A**                       N/A**
Share Purchase Rights
----------------------------- ------------------------ ------------------- --------------------------- -----------------------


------------

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Explanatory Note."

**   Fee previously paid.

                                EXPLANATORY NOTE

     Dana Corporation ("Dana") hereby amends its Registration Statement on Form S-4 (No. 333-52773), declared effective on June 1, 1998, as amended (the "S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 1,776,567 shares of common stock, par value $1.00 per share, of Dana ("Dana Common Stock") issuable upon the exercise of options to acquire or receive shares of Dana Common Stock pursuant to the provisions of (i) the Echlin Inc. 1992 Stock Option Plan (the "1992 Plan") and (ii) the Echlin Inc. 1996 Non-Executive Director Stock Option Plan (the "Director Plan," together with the 1992 Plan, the "Stock Option Plans").

     At a special meeting of stockholders of Dana, held on June 30, 1998, Dana's stockholders approved the issuance of shares of Dana Common Stock, pursuant to the merger (the "Merger") of Echo Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Dana, with and into Echlin Inc. ("Echlin"), upon the terms and subject to the conditions of the Agreement and Plan of Merger, amended and restated as of May 29, 1998, by and among Dana, Merger Sub and Echlin (the "Merger Agreement"). The Merger was consummated on July 9, 1998. Pursuant to the Merger Agreement, among other things when the Merger was consummated (the "Effective Time") (i) each share of common stock, par value $1.00 per share, of Echlin ("Echlin Common Stock") issued and outstanding immediately prior to the Effective Time was converted into .9293 of a share of Dana Common Stock, and
(ii) Dana assumed the Stock Option Plans (and all outstanding stock options granted thereunder).

     Prior to the Effective Time, (i) stock options granted under the 1992 Plan related to shares of Echlin Common Stock, which shares had been registered by Echlin under a Registration Statement on Form S-8 (No. 33-66422) and (ii) stock options granted under the Director Plan related to shares of Echlin Common Stock, which shares had been registered by Echlin under a Registration Statement on Form S-8 (No. 333-24945).

     This Post-Effective Amendment relates to up to 1,692,930 shares of Dana Common Stock issuable pursuant to the 1992 Plan and 83,637 shares of Dana Common Stock issuable pursuant to the Director Plan. When the S-4 was filed, Dana registered 61,576,056 shares of Dana Common Stock (the "S-4 Registered Shares"). The S-4 Registered Shares included 2,477,501 shares of Dana Common Stock ("S-4 Option Shares") anticipated to be exchanged for shares of Echlin Common Stock underlying options to acquire Echlin Common Stock ("Echlin Options") in the event Echlin Options were exercised after the filing of the S-4 but prior to the Effective Time. Prior to the Effective Time, only 700,934 of the S-4 Option Shares were issued. No additional options have been granted after the Effective Time under the Stock Option Plans. Consequently, up to 1,776,567 shares of Dana Common Stock will be issued in connection with Dana's assumption of the Stock Option Plans.

     The designation of this Post-Effective Amendment as Registration No. 333-52773-1 denotes that this Post-Effective Amendment relates only to the up to 1,776,567 shares of Dana Common Stock issuable upon exercise of the Echlin Options and that this is the first Post-Effective Amendment to the S-4.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Dana with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

(a)  Dana's Annual Report on Form 10-K for the fiscal year ended December 31,
     1997;

(b)  Dana's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

(c) Dana's Current Reports on Form 8-K filed March 12, 1998, May 4, 1998 and July 9, 1998; and

(d) Description of Dana Common Stock, contained under the caption "Description of Registrant's Securities to be Registered" in Dana's Application for Registration of Certain Classes of Securities Pursuant to Section 12(b) or
     (g) of the Exchange Act on Form 8-A, dated on or about July 12, 1946, as amended by Amendment to Application or Report on Form 8, dated August 8, 1991, and "Dana Capital Stock" in the S-4, including any amendment or report filed with the Commission for the purpose of updating such description.

     All documents and reports subsequently filed by Dana pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Previously filed.  (See Item 20 of the S-4).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS

         a.    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Reg-istration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 to the Registration Statement (No. 333-52773) on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto
duly authorized, in the City of Toledo, State of Ohio, on this    day of July,
1998.

                                DANA CORPORATION

                                By: /s/ Martin J. Strobel
                                    Martin J. Strobel
                                    Secretary



     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the S-4 has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                          TITLE                      DATE


Principal Executive Officer:
                                    Chairman of the Board and
      *                             Chief Executive Officer        July 15, 1998
----------------------------
S. J. Morcott

Principal Financial Officer:

       *                            Chief Financial Officer        July 15, 1998
----------------------------
J. S. Simpson

Principal Accounting Officer:

       *                            Chief Accounting Officer       July 15, 1998
----------------------------
C. W. Hinde


       *                            Director                       July 15, 1998
----------------------------
B. F. Bailar


       *                            Director                       July 15, 1998
----------------------------
E. M. Carpenter


       *                            Director                       July 15, 1998
----------------------------
E. Clark

         SIGNATURE                          TITLE                      DATE


       *                            Director                       July 15, 1998
----------------------------
G. H. Hiner


       *                            Director                       July 15, 1998
----------------------------
J. M. Magliochetti


       *                            Director                       July 15, 1998
----------------------------
M. R. Marks


       *                            Director                       July 15, 1998
----------------------------
R. B. Priory


       *                            Director                       July 15, 1998
----------------------------
J. D. Stevenson


       *                            Director                       July 15, 1998
----------------------------
T. B. Sumner, Jr.

*  Pursuant to the Power of Attorney designated as Exhibit 24.1 to the S-4.

   By: /s/ Martin J. Strobel
       Martin J. Strobel
       Attorney-in-Fact

                                  EXHIBIT INDEX



EXHIBIT                            DESCRIPTION
NUMBER

4.1 Specimen Single Denomination Stock Certificate of Dana (incorporated by reference to Exhibit 4-B to Dana's Registration Statement No. 333-18403 filed December 20, 1996).

5.1      Opinion of Hunton & Williams (including consent).

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Hunton & Williams (included in Exhibit 5.1).

24.1     Power of Attorney (previously filed as Exhibit 24.1 to the S-4).